EXHIBIT 99.1

Cardtronics, Inc. to Offer Senior Subordinated Notes

HOUSTON, July 5, 2007 (PRIME NEWSWIRE) -- Cardtronics, Inc. ("Cardtronics," the "Company") announced today that it is planning to offer $125.0 million aggregate principal amount of 9 1/4% Senior Subordinated Notes due 2013, subject to market and other customary conditions. The notes are an additional issuance of Cardtronics' 9 1/4% Senior Subordinated Notes due 2013, $200.0 million of which were originally issued in August 2005. The Company intends to use the net proceeds from this offering, together with available cash and borrowings under its revolving credit facility, to fund its previously announced acquisition of substantially all of the assets of the financial services business of 7-Eleven, Inc., which is expected to close early in the third quarter of 2007.

The notes will be offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act") and outside the United States pursuant to Regulation S under the Securities Act. The notes have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements.

This press release is neither an offer to sell nor the solicitation of an offer to buy the notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any person to whom, such an offer, solicitation or sale is unlawful. Any offers of the notes will be made only by means of a private offering memorandum.

About Cardtronics, Inc.

Headquartered in Houston, Texas, Cardtronics is the world's largest non-bank owner/operator of ATMs with more than 25,750 locations. We operate in every major U.S. market, at approximately 1,700 locations throughout the U.K., and at over 700 locations in Mexico. Major merchant-clients include A&P(r), Albertson's(r), Hess Corporation(r), BP(r) Amoco, Chevron(r), Costco(r), CVS(r)/pharmacy, ExxonMobil(r), Duane Reade(r), Rite Aid(r), Sunoco(r), Target(r), and Walgreens(r). Cardtronics also works closely with financial institutions across the United States, including HSBC(r), JPMorgan Chase(r), Sovereign Bank(r), and Wachovia(r), to place their brands on Cardtronics-owned and operated ATMs at major merchant locations. These branded ATMs provide surcharge-free cash access for the financial institutions' customers while also increasing brand awareness for the financial institutions. For more information about Cardtronics, please visit www.cardtronics.com.

The Cardtronics logo is available at http://www.primezone.com/newsroom/prs/?pkgid=991

Forward-Looking Statements

Statements about Cardtronics' outlook and all other statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Cardtronics' and 7-Eleven's control, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to, the expected financial outlook of and opportunities associated with the 7-Eleven acquisition and whether and when the transactions contemplated by the asset purchase agreement will be consummated. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are the result of the review of the proposed acquisition by regulatory agencies and any conditions imposed on Cardtronics in connection with consummation of the acquisition; the satisfaction of various other conditions to the closing of the acquisition contemplated by the asset purchase agreement; the continuing availability of financing; and other market and competitive conditions. These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Cardtronics' Annual Report on Form 10-K for the twelve months ended December 31, 2006, and those set forth from time to time in Cardtronics' filings with the Securities and Exchange Commission. Cardtronics expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events, or otherwise.

CONTACT:  Cardtronics, Inc.
          Investor contact:
          Chris Brewster, CFO
            281.892.0128
            cbrewster@cardtronics.com
          Media contact:
          Joel Antonini, VP Marketing
            281.552.1131
            joel.antonini@cardtronics.com